Exhibit 10.3

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Confidential Information and Inventions Agreement

Instructions

Please take the time to review your Confidential Information and Inventions Agreement (the “Agreement”) with First Advantage Corporation (the “Company”). It contains material restrictions on your right to disclose or use, during or after your service with the Company, certain information and technology learned or developed by you (either alone or jointly with others) during your service with the Company. The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel and others in the Company are not authorized to give you legal advice concerning the Agreement.

Once you have read and understood the Agreement, please sign the acknowledgement to confirm your agreement to its terms and conditions.

Confidential Information And Inventions Agreement

In consideration of my Engagement (as defined below in Paragraph 1) with First Advantage Corporation, a Delaware Corporation, a Symphony Technology Group Company, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

1.
Engagement. For purposes of this Confidential Information and Inventions Agreement (this “Agreement”), my “Engagement” means my initial and/or continuing engagement as an employee, director or officer of the Company.
2.
Confidential Information. For purposes of this Agreement, “Confidential Information” means any and all information, ideas and materials, in whatever form, tangible or intangible, pertaining in any manner to the business of or used by the Company (including, without limitation, any person or entity owned by, controlled by or affiliated with the Company) or to any other person or entity to whom or to which the Company owes a duty of confidentiality. Confidential Information includes, but is not limited to, any trade secret, data, know-how, knowledge, idea, information and materials relating to the past, present, planned or foreseeable business, products, services, developments, technology or activities of the Company. The following list is intended as a list of examples of Confidential Information only and not an exhaustive list: (1) any information or data regarding real estate, property or related subjects that the Company has developed, compiled, researched, organized, purchased or has plans to market and/or sell; (2) any work of authorship, invention, improvement or discovery; (3) any patent disclosure or patent application; (4) any composition, design, formula, method, technique, process, program, specification or system; (5) any financial or investor information; (6) any personal or personnel information, compensation and other terms of employment of the Company’s employees, officers and directors (except my own); (7) any names, history, preferences and practices of any customers or potential customers, licensors, licensees, vendors, suppliers, distributors or partners; (8) any costs or prices at which the Company obtains or has obtained, or at which it sells or has sold, its proprietary information and data products or services; (9) any plans for research, development, property data compilation, marketing and sales; (10) any tangible or electronic document, log, record, file, book, notebook, paper, photograph, printout, drawing, diagram, flow-chart, sketch or other visual representation embodying, reflecting, summarizing, compiling, representing or containing any of the foregoing; and (11) any other information that is not known to the public. Confidential Information does not include any information, idea or material (i) that is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information, ideas or materials (without confidential or proprietary restriction), (ii) that was rightfully in my possession or part of my general knowledge prior to or independent of my Engagement, or (iii) that is or becomes publicly known or is legitimately in the public domain through lawful means and without breach of this Agreement by me or others.
3.
Marking. Confidential Information may be stamped or otherwise marked “Confidential,” “Proprietary,” or with some similar designation, but if any information or material is not so marked, however, and it meets the definition in the foregoing Paragraph 2, it is still Confidential Information. If I am uncertain as to whether particular information or materials are Confidential Information, I will request the Company’s written opinion as to their status.

4.
Restrictions on Access, Use and Disclosure. I understand and agree that I must safeguard and maintain the confidentiality, integrity and availability of all Confidential Information at all times. I will not, during or at any time after the cessation of my Engagement with the Company for whatever reason, access, use, reproduce, or disclose any Confidential Information, except (a) in the course of performing my duties as an employee, director or officer of the Company, or (b) with the prior written consent of the Company. I will access, use, reproduce and/or disclose only the minimum Confidential Information necessary to perform my assigned duties. I also will use my best efforts to prevent the unauthorized access, reproduction, disclosure, misappropriation or use of Confidential Information by others.

Notwithstanding the foregoing, I understand and agree that I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information constituting a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I should file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I understand that this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing document or other information, without notice to the Company.

5.
Transmission or Transfer of Confidential Information. I will not download or save any Confidential Information to any personal removable storage device (including but not limited to external hard drives, USB memory devices, PDA's or iPods, etc.) or transmit or transfer (via electronic mail or otherwise) Confidential Information off-site or to any non-Company computer system, data storage location, or entity. Any Confidential Information transmitted or transferred shall be on Company-issued removable storage devices only and shall remain Company property at all times.
6.
Procedure for Obtaining Authorization for Information Disclosure. I understand that from time to time the Company may issue written instructions explaining how personnel may obtain authorization for the disclosure of Confidential Information outside of the Company. I will familiarize myself with these instructions promptly when they are issued or revised and agree to follow them.
7.
Company-Owned Materials. I also acknowledge that all information generated, received or maintained by or for me on the premises or equipment of the Company (including, without limitation, telephone or computer systems, mobile devices and electronic or email or voice mail systems) is the sole property of Company, and I hereby waive any property rights I may have with respect to such information. I further acknowledge and agree that I have no expectation of privacy related to such information or related to my use of the Company's telephone or computer systems (including, but not limited to, stored information and data, e-mail messages, texts, applications and voicemails) and that my use of, as well as any files or messages on the Company's telephone, computer systems or applications may be monitored or reviewed at any time without notice, regardless of the Company's past practice or frequency of monitoring. Upon cessation of my Engagement for whatever reason, or at any other time at the Company’s request, I will immediately return and deliver to the Company all the Company’s equipment and all copies of any tangible or electronic records or files of any work product, e-mails, email attachments, contacts, calendars, call logs, voicemails, documents, presentations, programs, correspondence, notes, drawings, memoranda, manuals, lists, data, notebooks, and other information in my possession or under my control, whether prepared by me or by others, that contain, constitute or relate in any way to Confidential Information. Further, to the extent that I used my own personal computers, cell phones, personal data assistants, thumb drives or other electronic memory or storage devices to access, store or transmit the Confidential Information, immediately upon termination of my employment with the Company, and any other time the Company requests, I shall delete all Confidential Information from my property and provide written verifications of such deletions.

8.
Security of Computer Equipment and Confidential Information. I will use my best efforts to maintain the integrity and security of the Company’s computer systems. I further agree to: (a) not access any of the Company’s systems without prior authorization; (b) not obtain other user’s login names and/or passwords (including coworkers or others); (c) not provide my user login name and password to others; (d) not attempt to breach or defeat computer, application, or network security measures; (e) not intercept, access, or monitor electronic files or communications of other users or third parties without approval from such users or third parties; physically protect and secure any mobile devices used for company business when outside of Company offices and (f) lock or shutdown my computer whenever it is left unattended.
9.
Assignments. I hereby assign, and agree to assign to the Company, without additional compensation, my entire right, title and interest in and to all Creations. “Creations” means inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications and improvements, whether or not patentable or reduced to practice and whether or not copyrightable, that relate in any manner to the actual or demonstrably anticipated business or research and development of the Company or its affiliates, and that are made, conceived or developed by me (either alone or jointly with others), or result from or are suggested by any work performed by me (either alone or jointly with others) for or on behalf of the Company or its affiliates, (i) during the period of my Engagement with the Company, whether or not made, conceived or developed during regular business hours or (ii) after termination of my Engagement if based on Confidential Information. All such Creations are the sole property of the Company or any other entity designated by it, and, to the maximum extent permitted by applicable law, any copyrightable Creation is created within the scope of my employment and is a work made for hire. To the extent any of the Creations are not a work made for hire, as stated above, I agree to assign and do assign to Company all rights in such Creations.
10.
Disclosures. I will disclose promptly and fully in writing to the Company’s President, General Counsel, or their designees, and will hold in confidence for the sole right, benefit and use of Company, any and all Creations created during my Engagement or within one year after the cessation of my Engagement to allow the Company to determine if additional actions are necessary to perfect the Company’s right, title and interest in such Creation. In addition, I will keep and maintain adequate and current written records on the development of all Creations made, conceived or developed by me (either alone or jointly with others) during my period of Engagement or during the one-year period following cessation of my Engagement, which records will be available to and remain the sole property of the Company at all times.
11.
Execution of Documents. I will, at the Company’s request, promptly execute a written assignment of inventions, copyright and title for any Creation. I further agree to perform, during and after my Engagement, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Creations. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I also hereby irrevocably appoint the Company and any of its officers as my agent and attorney in fact to undertake such acts in my name.
12.
Prior Creations. All inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications, improvements or other creations, if any, that I made, conceived or developed (either alone or jointly with others) prior to my Engagement (collectively, “Prior Creations”) are excluded from the scope of this Agreement. Set forth on Exhibit A is a complete list of all Prior Creations. I will notify the Company in writing if I believe the Company needs rights to use any Prior Creation.
13.
Confidential Information of Others. I will not disclose to the Company any confidential, proprietary or trade secret information or material belonging to others which has previously or will come into my knowledge or possession, nor will I use any such information or material in the course of my Engagement. Except as disclosed on Exhibit A, I have no other agreements or relationships with or commitments to any other person or entity that conflict with my obligations to the Company. I will also comply with all the Company’s confidentiality agreements of which I am aware with other persons or entities. I understand that the Company has no interest in using any other person’s patents, copyrights, trade secrets, or trademarks in an unlawful manner.

14.
Conflicting Employment. During my Engagement, I will not engage in any business activities which are competitive with the Company or otherwise in conflict with my duties on behalf of the Company, unless the Company has given its consent in writing. These obligations include after hours, on weekends, and during vacation time, even if only organizational assistance or limited consultation is involved, whether or not I receive compensation from the competing or conflicting entity or person. It would be unfair for an employee of the Company to be recruiting personnel from the ranks of the Company’s own employees while still engaged and being paid by the Company. The time, effort, and capital invested by the Company in its work force should not be diverted by someone operating on an inside track. In addition, it would be an unfair business practice for individuals still engaged by the Company to be involved in preparation or activities to form and pursue a competitive business while receiving wages and other benefits from the Company.
15.
Conduct. I will at all times comply with the highest standards of business conduct and ethics and with all applicable laws, rules and regulations. During my Engagement, if I have any knowledge that this Agreement has been breached by any employee of Company or any unethical or illegal business practice may be occurring, I will notify the Company immediately. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances. I agree to resolve all doubts by reporting to the Company the information that has come to my attention. By way of example, I agree to report the incident immediately if anyone who is, or within the most recent twelve (12) months has been, an employee, director or officer of the Company, directly or indirectly violates Paragraph 16 (Non-Solicitation) hereof. I agree to disclose this Agreement to all prospective employers whether or not such prospective employer’s business is competitive with, or related to, the business of the Company at any time. I hereby consent to an agree that the Company may disclose this Agreement to anyone, at any time, whether or not it has reason to believe that I have breached, or threatened to breach, any provision of this Agreement.
16.
Non-Solicitation of Employees. I acknowledge that the Company’s relationships with its employees are valuable business assets. I will not, directly or indirectly, for myself or for any third party, during my Engagement and for twelve (12) months thereafter, recruit, solicit for hire or divert from the Company any employee of the Company.
17.
Non-Solicitation of Customers, Service Providers and Vendors. I also acknowledge that the Company’s relationships with its customers, service providers and vendors are valuable business assets, and that my Engagement may result in me being provided with Company trade secrets (as defined by the Uniform Trade Secrets Act and/or state laws) relating to such relationships. During my Engagement and at any time thereafter, I will not use any of the Company’s trade secrets to solicit or encourage any customer, service provider or vendor to cease doing business with the Company and/or to commence doing business with any other person or entity.

18.
Remedies. Nothing in this Agreement is intended to limit any remedy of the Company under any applicable laws, and I understand that I could face possible criminal and civil actions resulting in imprisonment and substantial monetary liability if I misappropriate the Company’s Confidential Information. In addition, I acknowledge that it may be extremely difficult to measure in money the damage to the Company of any failure by me to comply with this Agreement, that the restrictions and obligations under this Agreement are material, and that, in the event of any failure by me to comply with this Agreement, the Company could suffer irreparable harm and significant injury and may not have an adequate remedy at law or in damages. Therefore, if I breach any provision of this Agreement, the Company will be entitled to the issuance of an injunction or other restraining order or to the enforcement of other equitable remedies against me to compel performance of the terms of this Agreement without the necessity of showing or proving it has sustained any actual damage or posting any bond. This will be in addition to any other remedies available to the Company in law or equity. I agree that the duration of the provisions of this Agreement shall be extended by any period of time during which I am in breach of any provision(s) of this Agreement. My obligations in this Agreement are independent of any other obligation of the Company (including any promise or agreement contained in this Agreement or any other agreement between me and the Company or any obligation that otherwise arises from any aspect of the engagement). The existence of any claim or cause of action by me against the Company, whether predicated on this Agreement or any other basis, shall not constitute a defense to the enforcement of this Agreement.
19.
General Provisions. This Agreement constitutes the entire agreement between the Company and me relating to the same subject matter, replaces any existing agreement entered into by me and the Company relating to the same subject matter, and may not be changed or modified, in whole or in part, except by written supplemental agreement signed by me and the Company. A party’s delay, failure or waiver of any right or remedy under this Agreement will not impair, preclude, cancel, waive or otherwise affect such right or remedy or any subsequent rights or remedies that may arise. This Agreement does not alter my at-will employment status; my employment is for an unspecified term and may be terminated by either the Company or me at will at any time, with or without cause or advance notice. No subsequent change in my duties or compensation will modify the validity or scope of this Agreement. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not fail on account thereof but will otherwise remain in full force and effect. If any obligation in this Agreement is held to be too broad to be enforced, the Company and I agree that, it will be construed to be enforceable to the full extent permitted by law. The obligations of this Agreement will continue beyond the termination of my Engagement and will be binding upon my heirs, executors, assigns, administrators, legal representatives and other successors in interest. This Agreement will inure to the benefit of the Company, its successors, assigns and affiliates and such successors and assignees are authorized to enforce all provisions herein. This Agreement will be governed by and construed in accordance with the laws of the state in which I am engaged, without giving effect to its conflict of law rules.

Exhibit A

Excluded Creations; Prior Commitments

20.
Excluded Creations. Except as set forth below, there are no creations, inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, patents, copyrights, trademarks or trade secrets, or any claims, rights or modifications or improvements to the foregoing, that I have made, conceived, developed or first reduced to practice (either alone or jointly with others) prior to my Engagement, that are owned by me, alone or jointly with others, and which I desire to exclude from the operation of the Agreement. I represent and warrant that the following is a complete and current list of all Excluded Creations (if none, write “NONE”):

21.
Prior Agreements/Commitments. Except as set forth below, there are no agreements or relationships with or commitments to any other person or entity that conflict with my obligations as an employee, director or officer of the Company or under the Agreement. I represent and warrant that the following is a complete and current list of all such agreements, relationships or commitments (if none, write “NONE”):

APPENDIX A

These modifications shall apply if you are engaged in an identified state and are subject to its laws and shall continue to apply for as long you are engaged in that state.

1.
CALIFORNIA

•
The provisions of Section 4 shall be rewritten as follows:

4. Restrictions on Access, Use and Disclosure. I understand and agree that I must safeguard and maintain the confidentiality, integrity and availability of all Confidential Information at all times. I will not, during or at any time after the cessation of my Engagement with the Company for whatever reason, use the Company's trade secrets to interfere with the relationship between the Company and a customer. I agree that it shall be considered a prohibited act of interference for me to use the Company's trade secrets to participate in soliciting, encouraging, or inducing a customer (a) to obtain a Competing Product or Service elsewhere, or (b) to stop or reduce doing business with the Company, except where such conduct is expressly authorized in writing by an authorized officer of the Company. The parties stipulate that this restriction is inherently limited to a reasonable geography or geographic substitute because it is limited to the place or location where the customer is located at the time.

Notwithstanding the foregoing, I understand and agree that I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information constituting a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I should file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I understand that this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing document or other information, without notice to the Company.

•
The provisions of Section 14 shall not apply.
•
The following language will be considered REMOVED from Section 19:

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not fail on account thereof but will otherwise remain in full force and effect. If any obligation in this Agreement is held to be too broad to be enforced, the Company and I agree that, it will be construed to be enforceable to the full extent permitted by law.

•
CALIFORNIA LABOR CODE SECTION 2870

(a)
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

2.
GEORGIA

•
“Confidential Information” shall be defined as data and information:

(A) Relating to the business of the Company, regardless of whether the data or information constitutes a trade secret as that term is defined under Georgia law;

(B) Disclosed to the employee or of which the employee became aware of as a consequence of the employee's relationship with the employer;

(C) Having value to the employer;

(D) Not generally known to competitors of the employer; and

(E) Which includes trade secrets, methods of operation, names of customers, price lists, financial information and projections, route books, personnel data, and similar information;

provided, however, that such term shall not mean data or information (A) which has been voluntarily disclosed to the public by the employer, except where such public disclosure has been made by the employee without authorization from the employer; (B) which has been independently developed and disclosed by others; or (C) which has otherwise entered the public domain through lawful means.

•
The provisions of Section 4 shall be rewritten as follows:

4. Restrictions on Access, Use and Disclosure. I understand and agree that I must safeguard and maintain the confidentiality, integrity and availability of all Confidential Information at all times. I will not, during or at any time after the cessation of my Engagement with the Company for whatever reason, access, use, reproduce, or disclose any of the Company’s trade secrets, except (a) in the course of performing my duties as an employee, director or officer of the Company, or (b) with the prior written consent of the Company. I will not, during or for 12 months after the cessation of my Engagement with the Company for whatever reason, access, use, reproduce, or disclose any of the Confidential Information, except (a) in the course of performing my duties as an employee, director or officer of the Company, or (b) with the prior written consent of the Company. I will access, use, reproduce and/or disclose only the minimum Confidential Information necessary to perform my assigned duties. I also will use my best efforts to prevent the unauthorized access, reproduction, disclosure, misappropriation or use of Confidential Information by others.

Notwithstanding the foregoing, I understand and agree that I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information constituting a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I should file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I understand that this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing document or other information, without notice to the Company.

3.
NORTH CAROLINA

•
The introductory paragraph shall be rewritten as follows:

In consideration of my initial employment with First Advantage Corporation, a Delaware Corporation, a Symphony Technology Group Company, (referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

•
The following language shall be REMOVED from Section 2:

(including, without limitation, any person or entity owned by, controlled by or affiliated with the Company)

4.
PENNSYLVANIA

•
The introductory paragraph shall be rewritten as follows:

In consideration of my initial employment with First Advantage Corporation, a Delaware Corporation, a Symphony Technology Group Company, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

5.
TEXAS

•
The introductory paragraph shall be rewritten as follows:

In consideration of my initial employment with First Advantage Corporation, a Delaware Corporation, a Symphony Technology Group Company, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

Confidential Information and Inventions Agreement Acknowledgement

I acknowledge that I have read and that I understand all the provisions of this agreement, a copy of which has been delivered to me. By signing below, I agree to be bound by all its terms.

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